UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2009

NORTHERN OIL AND GAS, INC.
(Exact name of Registrant as specified in its charter)

Nevada	001-33999	95-3848122
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

315 Manitoba Avenue – Suite 200
Wayzata, Minnesota	55391
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (952) 476-9800

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

          This Current Report on Form 8-K shall not constitute an offer to sell, or the solicitation of an offer to buy, the securities described herein, nor shall there be any sale of these securities in any jurisdiction or state in which such offer, solicitation or sale would be unlawful.

ITEM 1.01—ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

          On October 29, 2009, Northern Oil and Gas, Inc. entered into a placement agency agreement with Canaccord Adams, Inc. and FIG Partners, LLC as placement agents relating to a proposed registered direct offering of 6,500,000 shares of Northern Oil’s common stock to certain purchasers. A copy of the placement agency agreement is filed as Exhibit 1.1 to this Current Report and is incorporated herein by reference. The closing for the sale of shares of common stock is expected to take place on or before November 4, 2009, subject to the satisfaction of customary closing conditions.

          In accordance with the placement agency agreement, on October 29, 2009, Northern Oil entered into definitive stock purchase agreements with certain purchasers relating to the sale of an aggregate of 6,500,000 shares for a purchase price of $9.12 per share for aggregate gross proceeds of approximately $59.3 million, before deducting placement agent fees and other offering expenses. A copy of the form of stock purchase agreement is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

          The shares of common stock being offered were registered under an existing shelf registration statement on Form S-3 (Registration No. 333-158320), which the Securities and Exchange Commission declared effective on May 21, 2009.

ITEM 7.01—REGULATION FD DISCLOSURE

          On October 30, 2009, Northern Oil issued a press release announcing the pricing of the offering of common stock described in Item 1.01 above. A copy of this press release is furnished as Exhibit 99.1 to this Current Report.

          The information set forth in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act of 1934, except as expressly set forth by specific reference in such filing.

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Exhibit Number	Title of Document	Location

1.1	Placement Agency Agreement dated October 29, 2009	Attached
10.1	Form of Stock Purchase Agreement	Attached
99.1	Press Release dated October 30, 2009	Attached

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NORTHERN OIL AND GAS, INC.

Date: October 30, 2009	By	/s/ Michael L. Reger
Michael L. Reger, Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Title of Document	Method of Filing

1.1	Placement Agency Agreement dated October 29, 2009	Filed Electronically
10.1	Form of Stock Purchase Agreement	Filed Electronically
99.1	Press Release dated October 30, 2009	Furnished Electronically